    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2000

                                                      REGISTRATION NO. 333-56113

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             WASTE MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                           73-1309529
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77001
                                 (713) 512-6200
               (Address, including zip code, and telephone number,
        including area code of Registrant's principal executive offices)

                                   ----------

           WASTE MANAGEMENT HOLDINGS, INC. 1997 EQUITY INCENTIVE PLAN
          WASTE MANAGEMENT HOLDINGS, INC. REPLACEMENT STOCK OPTION PLAN
       WASTE MANAGEMENT HOLDINGS, INC. 1996 REPLACEMENT STOCK OPTION PLAN
             WASTE MANAGEMENT HOLDINGS, INC. 1992 STOCK OPTION PLAN
         WASTE MANAGEMENT HOLDINGS, INC. 1992 NON-EMPLOYEE DIRECTOR PLAN
      WASTE MANAGEMENT HOLDINGS, INC. 1990 SERVICESHARES STOCK OPTION PLAN
             WASTE MANAGEMENT HOLDINGS, INC. 1982 STOCK OPTION PLAN
                    WHEELABRATOR INC. 1992 STOCK OPTION PLAN
        WHEELABRATOR INC. 1988 STOCK PLAN FOR EXECUTIVE EMPLOYEES OF WTI
             CHEMICAL WASTE MANAGEMENT, INC. 1992 STOCK OPTION PLAN
      CHEMICAL WASTE MANAGEMENT, INC. 1990 SERVICESHARES STOCK OPTION PLAN
                           (Full titles of the Plans)

                                   ----------

                             LAWRENCE O'DONNELL, III
                             WASTE MANAGEMENT, INC.
                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77002
                                 (713) 512-6200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

         Waste Management, Inc., a Delaware corporation formerly known as USA Waste Services, Inc. (the "Company"), registered the issuance of up to 16,107,837 shares of its common stock, par value $0.01 per share (the "Common Stock"), on Registration Statement on Form S-8 No. 333-56113 (the "Registration Statement") pursuant to the Waste Management Holdings, Inc. 1997 Equity Incentive Plan, the Waste Management Holdings, Inc. Replacement Stock Option Plan, the Waste Management Holdings, Inc. 1996 Replacement Stock Option Plan, the Waste Management Holdings, Inc. 1992 Stock Option Plan, the Waste Management Holdings, Inc. 1992 Non-Employee Director Plan, the Waste Management Holdings, Inc. 1990 Serviceshares Stock Option Plan, the Waste Management Holdings, Inc. 1982 Stock Option Plan, the Wheelabrator Technologies Inc. 1992 Stock Option Plan, the Wheelabrator Technologies Inc. 1988 Stock Plan For Executive Employees Of Wheelabrator Technologies Inc., the Chemical Waste Management, Inc. 1992 Stock Option Plan and the Chemical Waste Management, Inc. 1990 Serviceshares Stock Option Plan (the "Plans"). A total of 12,443,097 shares were issued under the Plans. On September 1, 2000, the Company filed a registration statement on Form S-8 No. 333-45066 (the "New Registration Statement") registering the issuance of up to 3,664,740 shares pursuant to the Plans.

         In accordance with the principles set forth in Interpretation 89 under Section G "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to Form S-8, the Company is hereby removing the remaining 3,664,740 shares from registration, which represents the 16,107,837 shares originally registered pursuant to this Registration Statement less the number of shares sold under this Registration Statement. The shares which are hereby removed from registration have been carried over to the New Registration Statement and continue to be registered on the New Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 5th day of September, 2000.


                                       WASTE MANAGEMENT, INC.



                                                        *
                                       -----------------------------------------
                                       By: A. Maurice Myers
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 5th day of September, 2000.

                   SIGNATURE                                                      TITLE
                   ---------                                                      -----


                       *                              President, Chief Executive Officer and Chairman of the Board
------------------------------------------------                      (Principal Executive Officer)
A. Maurice Myers


                       *                                    Senior Vice President and Chief Financial Officer
------------------------------------------------                      (Principal Financial Officer)
William L. Trubeck


                       *                                       Vice President and Chief Accounting Officer
------------------------------------------------                     (Principal Accounting Officer)
Bruce E. Snyder


                       *                                                        Director
------------------------------------------------
H. Jesse Arnelle


                       *                                                        Director
------------------------------------------------
Pastora San Juan Cafferty


                       *                                                        Director
------------------------------------------------
Ralph F. Cox

                       *                            Director
------------------------------------------------
Robert S. Miller


                       *                            Director
------------------------------------------------
Paul M. Montrone


                       *                            Director
------------------------------------------------
John C. Pope


                       *                            Director
------------------------------------------------
Steven G. Rothmeier


                       *                            Director
------------------------------------------------
Ralph V. Whitworth



*By:  /s/ Amanda K. Maki
    --------------------------------------------
      Under Power of Attorney

                                INDEX TO EXHIBITS


EXHIBIT
  NO.            DESCRIPTION
-------          -----------
24.1     --      Power of Attorney